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                                                                    EXHIBIT 10.7

                                  TAX AGREEMENT

                                     BETWEEN

                                  KRONOS, INC.

                                       AND

                           KRONOS INTERNATIONAL, INC.


AGREEMENT, dated as of 5-28, 2002, by and between Kronos, Inc. (KI), a Delaware corporation having its principal executive offices at 300 Delaware Ave., 9th Floor, Wilmington, DE 19801 and Kronos International, Inc. (KII), a Delaware corporation, having its principal offices at Peschstrasse 5, D-51373 Leverkusen, Germany.

WHEREAS, KII is a wholly-owned subsidiary of KI;

WHEREAS, the common parent of KI and KII (Common Parent) is eligible to file consolidated returns of U.S. federal income taxes;

WHEREAS, KI and KII are subject to U.S. combined state or local tax reporting in accordance with and subject to certain jurisdictional limitations;


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                                       2


WHEREAS, KI and KII wish to cause KII to provide the cash necessary to finance the additional U.S. federal income taxes and U.S. combined state or local income taxes, if any, which the Common Parent or KI may have to pay with respect to income economically allocable to KII.

NOW, THEREFORE, in consideration of the promises and agreements herein contained, the parties agree to what follows:

1. KI shall calculate the liability of KII for U.S. federal income taxes as if KII were a separate taxpayer using tax elections consistent with KI's tax elections. KII shall make distributions to or receive contributions from KI in the amount it would have paid or received from the U.S. Internal Revenue Service had it not been included in the consolidated U.S. federal income tax return filed by the Common Parent but rather were a separate taxpayer. Contributions for refunds are limited to amounts previously distributed under this Agreement.

2. The foregoing principles contained in Section 1 shall apply in similar fashion to any U.S. combined, state or local income tax returns, containing KII and any other U.S. filing group member, which may be filed.

3. This Agreement may be amended, modified, superseded or cancelled only by a written instrument executed by both parties.

4. This Agreement shall be construed and enforced in accordance with the laws of Germany without regard to conflicts of laws provisions.


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5.       This Agreement shall be effective as of January 1, 2002.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


KRONOS, INC.


By:      /s/ Robert D. Hardy
         -------------------
         Robert D. Hardy


KRONOS INTERNATIONAL, INC.


By:      /s/  Dr. Ulfert Fiand              /s/ Volker Roth
         ---------------------              ---------------
         Dr. Ulfert Fiand                   Volker Roth